As filed with the Securities and Exchange Commission on April 28, 2011

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Golfsmith International Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1634897
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11000 N. IH-35 Austin, Texas	78753-3195
(Address of Principal Executive Office)	(Zip Code)

Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan

(Full title of the plan)

Martin E. Hanaka

Chief Executive Officer, President and Chairman of the Board

11000 N. IH-35

Austin, Texas 78753-3195

(512) 837-8810

(Name, address and telephone number of agent for service)

Copy to:

James A. Eliasberg

Vice President, General Counsel and Secretary

11000 N. IH-35

Austin, Texas 78753-3195

Tel: (512) 821-4140

Fax: (512) 837-4829

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	600,000	$5.20 (2)	$3,120,000 (2)	$362.23

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee, on the basis of the average high and low trading prices of the Company’s Common Stock on April 25, 2011, which was $5.20 per share.

EXPLANATORY NOTE

In June 2006, Golfsmith International Holdings, Inc. (the “Company”) adopted the 2006 Incentive Compensation Plan (the “2006 Plan”) which was approved by the Company’s stockholders on June 12, 2006 and became effective as of that date. On July 7, 2006, the Company filed a registration statement on Form S-8 (File No. File No. 333-135654) (the “2006 Registration Statement”), registering 1,800,000 shares of Common Stock issuable under the 2006 Plan. On March 3, 2009, the Company’s Board of Directors adopted, subject to stockholder approval, an amendment to the 2006 Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the 2006 Plan by 1,500,000 from 1,800,000 to 3,300,000 (the “First Amendment”). On May 5, 2009 the Company’s stockholders approved the First Amendment. On May 6, 2009, the Company filed a registration statement on Form S-8 (File No. File No. 333-159022) (the “2009 Registration Statement”), registering the additional 1,500,000 shares of Common Stock issuable under the 2006 Plan. On November 10, 2010, the Company’s Board of Directors adopted, subject to stockholder approval, an amendment to the 2006 Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the 2006 Plan by 600,000 from 3,300,000 to 3,900,000 (the “Second Amendment”). On April 27, 2011 the Company’s stockholders approved the Second Amendment.

The purpose of this registration statement on Form S-8 (this “Registration Statement”) is for the Company to register the additional 600,000 shares issuable under the 2006 Plan.

In accordance with General Instruction E of Form S-8, the contents of the 2006 Registration Statement and the 2009 Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011, filed on February 23, 2011 and the portions of the Company’s Proxy Statement on Schedule 14A filed on March 14, 2011 and incorporated by reference into such Annual Report;

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, filed on April 28, 2011;

(c)	the Company’s Current Report on Form 8-K filed on March 3, 2011; and

(d)	the description of the Company’s shares of Common Stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 000-52041) filed on June 9, 2006.

In addition, all of the Company’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits.

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, duly authorized, in the City of Austin, State of Texas, on the 28th day of April, 2011.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:	/s/ Martin E. Hanaka
Martin E. Hanaka Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin E. Hanaka, Sue E. Gove and James A. Eliasberg,, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin E. Hanaka	Chief Executive Officer, President and	April 28, 2011
Martin E. Hanaka	Chairman of the Board

Executive Vice President,
/s/ Sue E. Gove	Chief Operating Officer and	April 28, 2011
Sue E. Gove	Chief Financial Officer

/s/ Robert E. Allen	Director	April 28, 2011
Robert E. Allen

/s/ Thomas Berglund	Director	April 28, 2011
Thomas Berglund

/s/ Roberto Buaron	Director	April 28, 2011
Roberto Buaron

/s/ Glenda Flanagan	Director	April 28, 2011
Glenda Flanagan

/s/ James Grover	Director	April 28, 2011
James Grover

/s/ Thomas G. Hardy	Director	April 28, 2011
Thomas G. Hardy

/s/ Marvin E. Lesser	Director	April 28, 2011
Marvin E. Lesser

/s/ James Long	Director	April 28, 2011
James Long

/s/ Emilio S. Pedroni	Director	April 28, 2011
Emilio S. Pedroni

INDEX TO EXHIBITS

Number	Description

5.1*	Opinion of White & Case LLP

23.1	Consent of White & Case LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

99.1*	Second Amendment to the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement (File No. 000-52041) filed on March 14, 2011, and incorporated herein by reference).

*	Filed herewith.

5